Exhibit 99.1

FORM OF PROXY FOR CALATLANTIC GROUP, INC.

Exhibit 99.1

CALATLANTIC GROUP, INC.
ATTN: MICHELLE VARELA
15360 BARRANCA PARKWAY
IRVINE, CA 92618

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time February [TBD], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time February [TBD], 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Special Meeting of Stockholders, which will be held at 9:30 a.m., Pacific time, on February [TBD], 2018 at 15360 Barranca Parkway, Irvine, California 92618.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35151-S65791 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CALATLANTIC GROUP, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of October 29, 2017, by and among CalAtlantic Group, Inc. ("CalAtlantic"), Lennar Corporation, a Delaware corporation ("Lennar"), and Cheetah Cub Group Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of Lennar ("Merger Sub").	☐	☐	☐
2.	To approve, on an advisory (non-binding) basis, specified compensatory arrangements between CalAtlantic and its named executive officers relating to the proposed merger of CalAtlantic with and into Merger Sub.	☐	☐	☐
3.	To approve one or more proposals to adjourn the CalAtlantic special meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐

Note: To transact such other business as may validly come before the special meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E35152-S65791 CALATLANTIC GROUP, INC. Special Meeting of Stockholders [TBD], 2018 at 9:30 AM Local Time This proxy is solicited by the Board of Directors The undersigned stockholder(s), revoking any proxy previously given, hereby constitute(s) and appoint(s) Scott D. Stowell, Larry T. Nicholson, Jeff J. McCall and John P. Babel, or each of them, as his, her or its true and lawful agents and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of CALATLANTIC GROUP, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held at CalAtlantic Group, Inc., 15360 Barranca Parkway, Irvine CA 92618 on [TBD], [TBD], 2018 at 9:30 AM Local Time, and at any adjournment or postponement thereof, on all matters coming before such meeting. If a box is checked, your shares shall be voted in accordance with your instructions. If you fail to mark one of the boxes for a proposal, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3 and in the discretion of the proxy holders on all other business that properly comes before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side